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                                                                      Exhibit 99

[Eagle Bancorp, Inc. Logo Omitted]


PRESS RELEASE                                             EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE                                     CONTACT:
                                                          Ronald D. Paul
May 17, 2006                                              301.986.1800



           EAGLE BANCORP, INC. ANNOUNCES CASH DIVIDEND AND STOCK SPLIT

         BETHESDA, MARYLAND, MAY 17, 2006 - Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company for EagleBank, today announced the declaration of its quarterly cash dividend, in the amount of $0.07 per share. The cash dividend will be payable on June 30, 2006 to shareholders of record on June 13, 2006.

         Eagle Bancorp also announced today the declaration of a 1.3 for 1 stock split in the form of a 30% stock dividend in respect of its common stock. The stock dividend is payable on July 5, 2006 to shareholders of record on June 14, 2006. As a result of the split, the number of outstanding shares of Eagle Bancorp's common stock will increase to approximately 9,422,000 shares.


FORWARD LOOKING STATEMENTS. This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.